Exhibit 99.1

Contact:	800 S. Douglas Road, 12th Floor
J. Marc Lewis, Vice President-Investor Relations	Coral Gables, Florida 33134
305-406-1815	Tel: 305-599-1800
305-406-1886 fax	Fax: 305-406-1960
marc.lewis@mastec.com	www.mastec.com

For Immediate Release

MasTec Announces Record Third Quarter 2017 Financial Results and Increased 2017 Annual Guidance

•	Record Q3 Revenue of $1.9 Billion Increased 23%

•	Record Q3 GAAP Net Income and Diluted Earnings per Share

•	Record Q3 Adjusted Net Income, Adjusted Diluted Earnings per Share and Adjusted EBITDA

•	2017 Annual Guidance for Revenue, Diluted Earnings per Share, Adjusted EBITDA and Adjusted Diluted Earnings per Share all Increased

Coral Gables, FL (November 2, 2017) — MasTec, Inc. (NYSE: MTZ) today announced strong third quarter financial results and increased 2017 guidance.

•	Record third quarter 2017 revenue was $1.96 billion, a 23% increase compared with $1.59 billion for the same period last year.

•	Record third quarter 2017 GAAP net income increased 14% to $64.2 million, or $0.77 per diluted share, compared to $56.5 million, or $0.69 per diluted share, in the third quarter of 2016.

•	Record third quarter 2017 adjusted net income, adjusted diluted earnings per share and adjusted EBITDA, all non-GAAP measures, were as follows:

•	Adjusted net income was $68.0 million, compared to $66.3 million in the same period of the prior year. Adjusted diluted earnings per share was $0.82, compared to $0.81 in the third quarter of 2016.

•	Adjusted EBITDA was $180 million, compared to $165 million in the third quarter of 2016.

Adjusted net income, adjusted diluted earnings per share and adjusted EBITDA, which are all non-GAAP measures, exclude certain items which are detailed and reconciled to the most comparable GAAP-reported measures in the attached Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures.

Jose Mas, MasTec’s Chief Executive Officer, commented, “We had strong third quarter results and are pleased to increase our full year 2017 annual guidance for the third consecutive quarter. Since the end of the third quarter, we have received significant amounts of project awards across multiple segments and expect that our year end 2017 backlog will be at record levels, exceeding $6 billion, with increasing demand and backlog growth across all of our segments.”

George Pita, MasTec’s Executive Vice President and Chief Financial Officer, noted, “We are proud of our year-to-date performance, including strong cash flow from operations. Our capital structure and ample liquidity give us full financial flexibility to support the significant growth opportunities that exist across the multiple end markets we serve.”

Based on the information available today, the Company is increasing 2017 annual guidance, and providing fourth quarter guidance. The Company currently estimates 2017 annual revenue of approximately $6.3 billion. 2017 annual GAAP net income is expected to increase 60% over 2016 to approximately $215 million with GAAP diluted earnings per share expected to be $2.59, a 61% increase over 2016. 2017 annual adjusted EBITDA, a non-GAAP measure, is expected to increase 32% over 2016 to $630 million with adjusted diluted earnings per share, a non-GAAP measure, expected to be $2.80, a 47% increase over 2016.

For the fourth quarter of 2017, the Company expects revenue of approximately $1.3 billion. Fourth quarter 2017 GAAP net income is expected to approximate $26 million with GAAP diluted earnings per share expected to approximate $0.32. Fourth quarter 2017 adjusted EBITDA, a non-GAAP measure, is expected to approximate $113 million with adjusted diluted earnings per share, a non-GAAP measure, expected to approximate $0.36.

Management will hold a conference call to discuss these results on Friday, November 3, 2017 at 9:00 a.m. Eastern Time. The call-in number for the conference call is (719) 457-2617 and the replay phone number is (719) 457-0820 with a pass code of 6754317. The replay will be available for 30 days. Additionally, the call will be broadcast live over the Internet and can be accessed and replayed through the Investors section of the Company’s website at www.mastec.com.

The following tables set forth the financial results for the periods ended September 30, 2017 and 2016:

Condensed Unaudited Consolidated Statements of Operations

(In thousands, except per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
Revenue	$1,955,752	$1,586,181	$5,004,116	$3,792,811
Costs of revenue, excluding depreciation and amortization	1,726,173	1,368,988	4,323,642	3,321,571
Depreciation and amortization	50,101	42,584	138,384	122,249
General and administrative expenses	66,397	67,131	202,001	195,031
Interest expense, net	17,578	13,097	44,966	37,895
Equity in (earnings) losses of unconsolidated affiliates	(7,399)	6	(15,105)	(3,549)
Other income, net	(4,677)	(971)	(4,102)	(12,803)

Income before income taxes	$107,579	$95,346	$314,330	$132,417
Provision for income taxes	(43,378)	(38,816)	(126,170)	(54,331)

Net income	$64,201	$56,530	$188,160	$78,086

Net income attributable to non-controlling interests	449	253	1,770	414

Net income attributable to MasTec, Inc.	$63,752	$56,277	$186,390	$77,672

Earnings per share
Basic earnings per share	$0.79	$0.70	$2.31	$0.97

Basic weighted average common shares outstanding	80,953	80,462	80,859	80,323

Diluted earnings per share	$0.77	$0.69	$2.27	$0.96

Diluted weighted average common shares outstanding	82,386	81,545	82,281	81,241

Condensed Unaudited Consolidated Balance Sheets

(In thousands)

	September 30, 2017	December 31, 2016
Assets
Current assets	$1,747,747	$1,402,486
Property and equipment, net	691,430	549,084
Goodwill and other intangibles, net	1,330,904	1,175,585
Other long-term assets	172,094	55,977

Total assets	$3,942,175	$3,183,132

Liabilities and Equity
Current liabilities	$1,002,151	$839,990
Long-term debt	1,192,311	961,379
Deferred income taxes	274,465	178,355
Other long-term liabilities	170,203	99,774
Total equity	1,303,045	1,103,634

Total liabilities and equity	$3,942,175	$3,183,132

Condensed Unaudited Consolidated Statements of Cash Flows

(In thousands)

	For the Nine Months Ended September 30,
	2017	2016
Net cash provided by operating activities	$178,625	$127,141
Net cash used in investing activities	(249,429)	(94,061)
Net cash provided by (used in) financing activities	75,622	(27,629)
Effect of currency translation on cash	237	(1,008)

Net increase in cash and cash equivalents	5,055	4,443

Cash and cash equivalents - beginning of period	$38,767	$4,984

Cash and cash equivalents - end of period	$43,822	$9,427

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures - Unaudited

(In millions, except for percentages and per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
Segment Information
Revenue by Reportable Segment
Communications	$610.5	$624.3	$1,762.2	$1,728.0
Oil and Gas	1,161.0	736.0	2,757.2	1,454.3
Electrical Transmission	81.8	101.7	277.3	283.6
Power Generation and Industrial	96.9	123.6	204.1	324.7
Other	10.6	7.6	14.2	14.9
Eliminations	(5.0)	(7.0)	(10.9)	(12.7)
Corporate	—	—	—	—

Consolidated revenue	$1,955.8	$1,586.2	$5,004.1	$3,792.8

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
EBITDA	$175.3	$151.0	$497.7	$292.6
Non-cash stock-based compensation expense	3.4	3.9	10.5	11.3
Restructuring charges	—	4.7	0.6	13.8
Project results from non-controlled joint venture	0.4	5.1	7.4	5.1
Charges (recoveries) from multi-employer pension plan withdrawals	0.6	—	0.6	—

Adjusted EBITDA	$179.6	$164.8	$516.7	$322.8

Adjusted EBITDA by Reportable Segment
Communications	$65.5	$63.0	$173.6	$191.4
Oil and Gas	108.1	118.0	356.1	194.1
Electrical Transmission	4.5	(3.8)	11.8	(34.7)
Power Generation and Industrial	9.3	6.1	14.8	13.9
Other	10.5	2.1	19.0	2.6
Corporate	(18.3)	(20.6)	(58.6)	(44.4)

Adjusted EBITDA	$179.6	$164.8	$516.7	$322.8

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
EBITDA Margin	9.0%	9.5%	9.9%	7.7%
Non-cash stock-based compensation expense	0.2%	0.2%	0.2%	0.3%
Restructuring charges	—%	0.3%	0.0%	0.4%
Project results from non-controlled joint venture	0.0%	0.3%	0.1%	0.1%
Charges (recoveries) from multi-employer pension plan withdrawals	0.0%	—%	0.0%	—%

Adjusted EBITDA margin	9.2%	10.4%	10.3%	8.5%

Adjusted EBITDA Margin by Reportable Segment
Communications	10.7%	10.1%	9.9%	11.1%
Oil and Gas	9.3%	16.0%	12.9%	13.3%
Electrical Transmission	5.5%	(3.7)%	4.3%	(12.2)%
Power Generation and Industrial	9.6%	4.9%	7.3%	4.3%
Other	98.9%	27.2%	133.3%	17.2%
Corporate	NA	NA	NA	NA

Adjusted EBITDA margin	9.2%	10.4%	10.3%	8.5%

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures - Unaudited

(In millions, except for percentages and per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
EBITDA and Adjusted EBITDA Reconciliation
Net income	$64.2	$56.5	$188.2	$78.1
Interest expense, net	17.6	13.1	45.0	37.9
Provision for income taxes	43.4	38.8	126.2	54.3
Depreciation and amortization	50.1	42.6	138.4	122.2

EBITDA	$175.3	$151.0	$497.7	$292.6

Non-cash stock-based compensation expense	3.4	3.9	10.5	11.3
Restructuring charges	—	4.7	0.6	13.8
Project results from non-controlled joint venture	0.4	5.1	7.4	5.1
Charges (recoveries) from multi-employer pension plan withdrawals	0.6	—	0.6	—

Adjusted EBITDA	$179.6	$164.8	$516.7	$322.8

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
EBITDA and Adjusted EBITDA Margin Reconciliation
Net income	3.3%	3.6%	3.8%	2.1%
Interest expense, net	0.9%	0.8%	0.9%	1.0%
Provision for income taxes	2.2%	2.4%	2.5%	1.4%
Depreciation and amortization	2.6%	2.7%	2.8%	3.2%

EBITDA margin	9.0%	9.5%	9.9%	7.7%

Non-cash stock-based compensation expense	0.2%	0.2%	0.2%	0.3%
Restructuring charges	—%	0.3%	0.0%	0.4%
Project results from non-controlled joint venture	0.0%	0.3%	0.1%	0.1%
Charges (recoveries) from multi-employer pension plan withdrawals	0.0%	—%	0.0%	—%

Adjusted EBITDA margin	9.2%	10.4%	10.3%	8.5%

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures - Unaudited

(In millions, except for percentages and per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
Adjusted Net Income Reconciliation
Net income	$64.2	$56.5	$188.2	$78.1
Non-cash stock-based compensation expense	3.4	3.9	10.5	11.3
Restructuring charges	—	4.7	0.6	13.8
Project results from non-controlled joint venture	0.4	5.1	7.4	5.1
Charges (recoveries) from multi-employer pension plan withdrawals	0.6	—	0.6	—
Income tax effect of adjustments (a)	(0.6)	(4.0)	(4.1)	(10.6)

Adjusted net income	$68.0	$66.3	$203.1	$97.7

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
Adjusted Diluted EPS Reconciliation
Diluted earnings per share	$0.77	$0.69	$2.27	$0.96
Non-cash stock-based compensation expense	0.04	0.05	0.13	0.14
Restructuring charges	—	0.06	0.01	0.17
Project results from non-controlled joint venture	0.00	0.06	0.09	0.06
Charges (recoveries) from multi-employer pension plan withdrawals	0.01	—	0.01	—
Income tax effect of adjustments (a)	(0.01)	(0.05)	(0.05)	(0.13)

Adjusted diluted earnings per share	$0.82	$0.81	$2.45	$1.20

(a)	Represents the tax effect of the adjusted items that are subject to tax, including the tax effects of share-based compensation expense. Tax effects are determined based on the tax treatment of the related items, the incremental statutory tax rate of the jurisdictions pertaining to each adjustment, and taking into consideration their effect on pre-tax income.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures - Unaudited

(In millions, except for percentages and per share amounts)

	Guidance for the Three Months Ended December 31, 2017 Est.	For the Three Months Ended December 31, 2016
EBITDA and Adjusted EBITDA Reconciliation
Net income	$26	$55.9
Interest expense, net	16	12.8
Provision for income taxes	18	37.5
Depreciation and amortization	50	42.7

EBITDA	$110	$148.9

Non-cash stock-based compensation expense	3	3.8
Restructuring charges	—	1.4

Adjusted EBITDA	$113	$154.1

	Guidance for the Three Months Ended December 31, 2017 Est.	For the Three Months Ended December 31, 2016
EBITDA and Adjusted EBITDA Margin Reconciliation
Net income	2.0%	4.2%
Interest expense, net	1.2%	1.0%
Provision for income taxes	1.4%	2.8%
Depreciation and amortization	3.9%	3.2%

EBITDA margin	8.5%	11.1%

Non-cash stock-based compensation expense	0.3%	0.3%
Restructuring charges	—%	0.1%

Adjusted EBITDA margin	8.7%	11.5%

	Guidance for the Three Months Ended December 31, 2017 Est.	For the Three Months Ended December 31, 2016
Adjusted Net Income Reconciliation
Net income	$26	$55.9
Non-cash stock-based compensation expense	3	3.8
Restructuring charges	—	1.4
Income tax effect of adjustments (a)	(0)	(1.2)

Adjusted net income	$29	$60.0

	Guidance for the Three Months Ended December 31, 2017 Est.	For the Three Months Ended December 31, 2016
Adjusted Diluted EPS Reconciliation
Diluted earnings per share	$0.32	$0.66
Non-cash stock-based compensation expense	0.04	0.05
Restructuring charges	—	0.02
Income tax effect of adjustments (a)	(0.00)	(0.01)

Adjusted diluted earnings per share	$0.36	$0.70

(a)	Represents the tax effect of the adjusted items that are subject to tax, including the tax effects of share-based compensation expense. Tax effects are determined based on the tax treatment of the related items, the incremental statutory tax rate of the jurisdictions pertaining to each adjustment, and taking into consideration their effect on pre-tax income.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures - Unaudited

(In millions, except for percentages and per share amounts)

	Guidance for the Year Ended December 31, 2017 Est.	For the Year Ended December 31, 2016	For the Year Ended December 31, 2015
EBITDA and Adjusted EBITDA Reconciliation
Net income	$215	$134.0	$(79.7)
Interest expense, net	60	50.7	48.1
Provision for income taxes	144	91.8	12.0
Depreciation and amortization	188	164.9	169.7

EBITDA	$608	$441.5	$150.0

Non-cash stock-based compensation expense	14	15.1	12.4
Restructuring charges	1	15.2	—
Goodwill and intangible asset impairment	—	—	78.6
Acquisition integration costs	—	—	17.8
Audit Committee investigation related costs	—	—	16.5
Project results from non-controlled joint venture	7	5.1	16.3
Court mandated mediation settlement	—	—	12.2
Loss on equity investee interest rate swaps	—	—	4.4
Charges (recoveries) from multi-employer pension plan withdrawals	1	—	—

Adjusted EBITDA	$630	$476.9	$308.1

	Guidance for the Year Ended December 31, 2017 Est.	For the Year Ended December 31, 2016	For the Year Ended December 31, 2015
EBITDA and Adjusted EBITDA Margin Reconciliation
Net income	3.4%	2.6%	(1.9)%
Interest expense, net	1.0%	1.0%	1.1%
Provision for income taxes	2.3%	1.8%	0.3%
Depreciation and amortization	3.0%	3.2%	4.0%

EBITDA margin	9.6%	8.6%	3.6%

Non-cash stock-based compensation expense	0.2%	0.3%	0.3%
Restructuring charges	0.0%	0.3%	—%
Goodwill and intangible asset impairment	—%	—%	1.9%
Acquisition integration costs	—%	—%	0.4%
Audit Committee investigation related costs	—%	—%	0.4%
Project results from non-controlled joint venture	0.1%	0.1%	0.4%
Court mandated mediation settlement	—%	—%	0.3%
Loss on equity investee interest rate swaps	—%	—%	0.1%
Charges (recoveries) from multi-employer pension plan withdrawals	0.0%	—%	—%

Adjusted EBITDA margin	10.0%	9.3%	7.3%

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures - Unaudited

(In millions, except for percentages and per share amounts)

	Guidance for the Year Ended December 31, 2017 Est.	For the Year Ended December 31, 2016	For the Year Ended December 31, 2015
Adjusted Net Income Reconciliation
Net income	$215	$134.0	$(79.7)
Non-cash stock-based compensation expense	14	15.1	12.4
Restructuring charges	1	15.2	—
Goodwill and intangible asset impairment	—	—	78.6
Acquisition integration costs	—	—	17.8
Audit Committee investigation related costs	—	—	17.4
Project results from non-controlled joint venture	7	5.1	16.3
Court mandated mediation settlement	—	—	12.2
Loss on equity investee interest rate swaps	—	—	4.4
Impact of Alberta tax law change	—	—	2.8
Charges (recoveries) from multi-employer pension plan withdrawals	1	—	—
Income tax effect of adjustments (a)	(5)	(11.7)	(30.8)

Adjusted net income	$232	$157.7	$51.4

	Guidance for the Year Ended December 31, 2017 Est.	For the Year Ended December 31, 2016	For the Year Ended December 31, 2015
Adjusted Diluted EPS Reconciliation
Diluted earnings per share	$2.59	$1.61	$(0.98)
Non-cash stock-based compensation expense	0.17	0.19	0.15
Restructuring charges	0.01	0.19	—
Goodwill and intangible asset impairment	—	—	0.97
Acquisition integration costs	—	—	0.22
Audit Committee investigation related costs	—	—	0.21
Project results from non-controlled joint venture	0.09	0.06	0.20
Court mandated mediation settlement	—	—	0.15
Loss on equity investee interest rate swaps	—	—	0.05
Impact of Alberta tax law change	—	—	0.03
Charges (recoveries) from multi-employer pension plan withdrawals	0.01	—	—
Income tax effect of adjustments (a)	(0.06)	(0.14)	(0.38)

Adjusted diluted earnings per share	$2.80	$1.90	$0.64

(a)	Represents the tax effect of the adjusted items that are subject to tax, including the tax effects of share-based compensation expense. Tax effects are determined based on the tax treatment of the related items, the incremental statutory tax rate of the jurisdictions pertaining to each adjustment, and taking into consideration their effect on pre-tax income.

The tables may contain slight summation differences due to rounding.

MasTec, Inc. is a leading infrastructure construction company operating mainly throughout North America across a range of industries. The Company’s primary activities include the engineering, building, installation, maintenance and upgrade of communications, energy and utility infrastructure, such as: wireless, wireline/fiber, satellite communications and customer fulfillment activities; petroleum and natural gas pipeline infrastructure; electrical utility transmission and distribution; power generation; and industrial infrastructure. MasTec’s customers are primarily in these industries. The Company’s corporate website is located at www.mastec.com. The Company’s website should be considered as a recognized channel of distribution, and the Company may periodically post important, or supplemental, information regarding contracts, awards or other related news on the Presentations/Webcasts page in the Investors section therein.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. These statements are based on management’s current expectations and are subject to a number of risks, uncertainties, and assumptions, including trends in oil, natural gas, electricity and other energy source prices; volatility in capital expenditures by our customers, financing availability and cost, customer consolidation and technological and regulatory changes in the industries we serve; our ability to accurately estimate the costs associated with our fixed price and other contracts, including any material changes in estimates for completion of projects, and performance on such projects; our ability to manage projects effectively and in accordance with our estimates; the effect of economic conditions on demand for our services; market conditions, technological developments and regulatory changes that affect us or our customers’ industries; the highly competitive nature of our industry; risks related to our strategic arrangements, including our cost and equity investees; fluctuations in foreign currencies; risks associated with operating in or expanding into additional international markets, which could restrict our ability to expand globally and harm our business and prospects or any failure to comply with laws applicable to our foreign activities; customer disputes related to our performance of services; disputes with, or failures of, our subcontractors to deliver agreed-upon supplies or services in a timely fashion; any material changes in estimates for legal costs or case settlements or adverse determinations on any claim, lawsuit or proceeding; our ability to replace non-recurring projects with new projects; the timing and extent of fluctuations in geographic, weather, equipment and operational factors affecting the industries in which we operate; our ability to attract and retain qualified personnel, key management and skilled employees, including from acquired businesses, and our ability to enforce any noncompetition agreements, integrate acquired businesses within expected timeframes and achieve the revenue, cost savings and earnings levels from such acquisitions at or above the levels projected, including the risk of potential asset impairment charges, including write-downs of goodwill; any exposure related to divested businesses; any exposure resulting from system or information technology interruptions or data security breaches; risks related to the restatement of certain of our fiscal year 2014 interim financial statements; the impact of U.S. federal, local or state tax legislation and other regulations affecting corporate income taxes, as well as, those affecting renewable energy, electricity prices, electrical transmission, oil and gas production, broadband and related projects and expenditures; the effect of state and federal regulatory initiatives, including costs of compliance with existing and future environmental requirements; increases in fuel, maintenance, materials, labor and other costs; our dependence on a limited number of customers; the ability of our customers, including our largest customers, to terminate or reduce the amount of work, or in some cases, the prices paid for services on short or no notice under our contracts; the impact of any unionized workforce on our operations, including labor availability and relations; liabilities associated with multi-employer pension plans, including underfunding and withdrawal liabilities, for our operations that employ unionized workers; the adequacy of our insurance, legal and other reserves and allowances for doubtful accounts; restrictions imposed by our credit facility, senior notes, and any future loans or securities; our ability to obtain performance and surety bonds; the outcome of our plans for future operations, growth and services, including business development efforts, backlog, acquisitions and dispositions; any dilution or stock price volatility that shareholders may experience in connection with shares we may issue as consideration for earn-out obligations or as purchase consideration in connection with past or future acquisitions, or other stock issuances; as well as other risks detailed in our filings with the Securities and Exchange Commission. Actual results may differ significantly from results expressed or implied in these statements. We do not undertake any obligation to update forward-looking statements.